UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2011

MORRIS PUBLISHING GROUP, LLC

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K of Morris Publishing Group, LLC originally filed with the Securities and Exchange Commission on August 19, 2011 (the “Initial Filing”). The purpose for filing this Form 8-K/A is to cover the interim periods through the date of dismissal of the prior accountants (August 17, 2011) and to cover the interim periods through the date of hire of the new accountants (August 16, 2011). The Initial Filing had only covered the interim periods through the end of the most recent completed fiscal quarter on June 30, 2011. Exhibit 16.1 to this Form 8-K/A includes an updated letter from our former auditor addressing the revised disclosure. No other changes have been made to the Initial Filing.

Item 4.01	Changes in Registrant’s Certifying Accountant

Dismissal of Auditor.

On August 17, 2011, Morris Publishing Group, LLC (“Morris Publishing”, “we”, “our”, “us”) dismissed Deloitte & Touche LLP (“D&T”) as its independent registered public accounting firm.

The decision to allow our management, at its discretion, to change auditors had been unanimously approved by our Board of Directors and its Audit Committee on July 18, 2011.

The audit reports of D&T on our consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except:

(A) The audit report as of and for the year ended December 31, 2009 included the statements, “As discussed in Note 6 to the consolidated financial statements, on January 19, 2010 the Company filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On February 17, 2010 the Bankruptcy Court entered an order confirming the plan of reorganization which became effective after the close of business on March 1, 2010.”

(B) The audit report as of and for the year ended December 31, 2010 included the statement, “As discussed in Note 10 to the financial statements, the accompanying 2009 financial statements have been restated to correct a misstatement.”

During the two fiscal years ended December 31, 2010 and December 31, 2009, and during the subsequent interim periods through August 17, 2011 (the date of dismissal), there were no (1) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of D&T would have caused D&T to make reference in connection with their report to the subject matter of the disagreement, or (2) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K; except as follows:

(A) We reported in April 2011 that management discovered errors in the accounting treatment for debt extinguishment such that our financial statements as of and for the year ended December 31, 2009, and the interim periods ended March 31, 2010, June 30, 2010 and September 30, 2010, should no longer be relied upon, and that the correction of these errors will be reflected within our Form 10-K for 2010 and subsequently filed interim reports; and

(B) as reported in our Form 10-K for the year ended December 31, 2010, we identified a material weakness in our internal control over financial reporting with respect to the operational effectiveness of controls in the area of accounting for complex non-recurring transactions. As a result of this material weakness, we concluded that our disclosure controls and procedures were not effective as of December 31, 2010.

We provided D&T with a copy of this Current Report on Form 8-K/A, and requested that D&T furnish us with a letter addressed to the Securities and Exchange Commission stating whether D&T agrees with our statements made in response to the disclosures required by Item 304(a)(3) of Regulation S-K. We subsequently received the requested letter, and a copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Engagement of New Auditor.

On August 16, 2011, we engaged Elliott Davis, LLC (“Elliott Davis”) as our new independent public accountants to serve as our principal accountants to audit our financial statements.

During the two fiscal years ended December 31, 2010 and December 31, 2009, and during the subsequent interim periods through August 16, 2011 (the date of hire), neither we nor anyone acting on our behalf consulted with Elliott Davis regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue.

During the two fiscal years ended December 31, 2010 and December 31, 2009, and during the subsequent interim periods through August 16, 2011 (the date of hire), neither we nor anyone acting on our behalf consulted with Elliott Davis regarding any matter that was either the subject of a “disagreement,” as defined in Item 304 (a)(1)(iv) of Regulation S-K, or a “reportable event,” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01                                                          Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated August 31, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2011	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer